UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2017

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 Ha’Yahalomim St., P.O. Box 12163, Ashdod, Israel	L3 7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer

On March 26, 2017, Integrity Applications, Inc. (the “Company”) and Eran Cohen, the Company’s Chief Operating Officer, agreed that Mr. Cohen will be leaving the Company.

Departure of Director

On March 26, 2017, Philip Darivoff resigned as a director of the Company, effective as of March 26, 2017.  Mr. Darivoff’s resignation was not a result of any disagreement with the Company regarding its operations, policies or practices.

Item 8.01          Other Events

On March 27, 2017, the Company issued a press release announcing that (1) its Board of Directors (the “Board”) had appointed John Graham as Chief Executive Officer, Chairman and director of the Company, succeeding Avner Gal, and effective March 20, 2017; (2) its Board had appointed Angela Strand as Vice Chairman; (3) Phil Darivoff had resigned from the Board; (4) David Malka, as Vice President of Operations, will expand his scope of operational responsibility; and (5) Eran Cohen will be leaving the company. A copy of the press release, dated March 27, 2017, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated March 27, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 30, 2017

INTEGRITY APPLICATIONS, INC.

By:	/s/ John Graham
Name: John Graham
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated March 27, 2017